UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.
On March 13, 2020 (the “Closing Date”), TransAct Technologies Incorporated (the “Company”) entered into a loan and security agreement (the “New Credit Agreement”) with Siena Lending Group LLC (the “Lender”), providing for a $10 million revolving line of credit.  The revolving line of credit is subject to availability determined by a “borrowing base” calculation based on specified percentages of the Company’s eligible accounts receivable and inventory.  The New Credit Agreement also permits the Company to utilize capacity under the revolving line of credit for the issuance of letters of credit.  The New Credit Agreement has a scheduled maturity date of March 13, 2023 (the “Maturity Date”).
Borrowings under the New Credit Agreement will bear interest at a rate equal to the sum of a base rate plus a margin of 1.75%.  The base rate is equal to the greatest of (i) the prime rate published by The Wall Street Journal, (ii) the federal funds rate plus 0.5%, and (iii) 4.75% per annum. The Company is also required to pay an unused line fee in respect of unused commitments under the New Credit Agreement, at a rate of 0.5% per annum, and certain other specified fees.  The Company did not make any borrowings under the New Credit Agreement on the Closing Date.
The obligations under the New Credit Agreement are secured by liens on substantially all tangible and intangible assets of the Company and all tangible and intangible assets of future domestic subsidiaries of the Company, if any.
The New Credit Agreement contains customary covenants limiting the ability of the Company, and any future domestic subsidiary of the Company, to, among other things, merge, consolidate, form subsidiaries or dispose of assets, acquire assets outside the ordinary course of business, enter into other transactions outside the ordinary course of business, sell, transfer, return or dispose of collateral, make loans to or investments in affiliates, incur or guarantee indebtedness, incur liens, redeem equity interests while borrowings are outstanding under the New Credit Agreement, change its capital structure, dissolve, divide, change its line of business or cease or suffer a disruption to all or a material portion of its business, or enter into transactions with affiliates. The New Credit Agreement also contains a financial covenant that requires the Company to maintain a minimum EBITDA.
The New Credit Agreement contains customary events of default, including, among others: failure to pay principal and interest when due; failure to comply with certain covenants; making an untrue or misleading representation in the New Credit Agreement; bankruptcy or insolvency; the Lender’s liens on the collateral under the New Credit Agreement ceasing to be valid, or the loan documents ceasing to be in full force and effect; and certain changes in control of the Company. In addition, it is an event of default under the New Credit Agreement if the Company’s current CEO ceases to serve in such role, or if the Company’s current President and Chief Financial Officer ceases to serve in such roles, in each case if a successor reasonably satisfactory to the Lender is not appointed within 60 days.
Upon the occurrence and during the continuance of an event of default, the interest rate applicable to borrowings under the line of credit is increased by four percentage points. In addition upon the occurrence and during the continuance of an event of default that is not waived by the Lender, the Lender may terminate its commitments under the New Credit Agreement and demand the immediate payment of all amounts outstanding under the New Credit Agreement, and may take possession of and/or dispose of the collateral securing the obligations of the Company under the New Credit Agreement.
If the Lender’s commitment under the New Credit Agreement is terminated in whole or in part prior to the Maturity Date for any reason (including as a result of voluntary or mandatory prepayment or an event of default), the Company would be required to pay to the Lender a specified early payment/termination fee, depending on the time of payment/termination.

Item 1.02                          Termination of a Material Definitive Agreement.
On the Closing Date, in connection with the entry into the New Credit Agreement, the Company terminated that certain Amended and Restated Revolving Credit and Security Agreement, dated as of November 28, 2006 (as amended or otherwise modified, the “Existing Credit Agreement”), by and between the Company, as borrower, and TD Bank, N.A. (formerly known as TD BankNorth N.A.), as lender. The material terms of the Existing Credit Agreement are described under the heading “Credit Facility and Borrowings” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, filed with the Securities and Exchange Commission on November 18, 2019.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01	Regulation FD Disclosure.
On March 16, 2020, the Company issued a press release announcing entry into the New Credit Agreement. A copy of the press release is filed herewith as Exhibit 99.1.
The foregoing information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” of Form 8-K.  Such information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits.
(d)            Exhibits
99.1	Press release dated March 16, 2020 of TransAct Technologies Incorporated

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ David B. Peters
David B. Peters
Vice President and Chief Accounting Officer

Date: March 16, 2020